EXHIBIT 10.37


                             BARNEYS NEW YORK, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

                                FEBRUARY 2, 2003



SECTION 1. GRANT OF STOCK AWARD.

(A) STOCK AWARD. On the terms and conditions set forth in this Agreement, Barneys New York, Inc. ("COMPANY") hereby grants to Howard Socol ("Grantee") a restricted stock award equal to 200,000 shares of common stock ("GRANTED SHARES"), par value $.01 per share, of the Company upon the terms set forth herein.

(B) DEFINED TERMS. Capitalized terms not otherwise defined herein (including
Section 7 hereof) shall have the meaning set forth in the Employment Agreement dated January 8, 2001, as amended as of December 2, 2002, between the Company and Grantee ("EMPLOYMENT AGREEMENT").

SECTION 2. ISSUANCE OF SHARES

(A) STOCK CERTIFICATES. The Company shall cause to be issued a certificate or certificates for the Granted Shares representing this award, registered in the name of the Grantee.

(B) STOCKHOLDER RIGHTS. Until such time as the Company exercises the Right of Repurchase, the Grantee (or any successor in interest) shall have all the rights of a stockholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Granted Shares, subject, however, to the restrictions of this Agreement.

(C) ESCROW. For so long as Granted Shares are subject to the Right of Repurchase, the Company shall cause such certificate or certificates to be deposited in escrow. The Grantee shall deliver to the Company a duly-executed blank stock power (in the form attached hereto as Exhibit A). All regular cash dividends paid on Granted Shares shall be held in escrow and shall be paid to the Grantee as the Restricted Shares are no longer subject to the Right of Repurchase. Granted Shares together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase, or (ii) released to the Grantee to the extent the Granted Shares are not Restricted Shares. In any event, all Granted Shares which have vested (and any other vested assets and securities attributable thereto) shall be released promptly following the date the Grantee's Service terminates. Any new, substituted or additional securities or other property described in Sections 4(e) and 5(e) below shall be immediately delivered to the Company to be held in escrow, but only to the extent the related Shares are at the time Restricted Shares.

(D) SECTION 83(B) ELECTION. Section 83 of the Code provides that the Grantee is not subject to federal income tax until the Right of Repurchase with respect to the Granted Shares lapses. If the Grantee chooses, the Grantee may make an election under Section 83(b) of the Code, which would cause the Grantee to recognize income in the amount of the Fair Market Value of the Granted Shares


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(determined as of the date of the award). A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the date of this award. THE FORM FOR MAKING A SECTION 83(B) ELECTION IS ATTACHED AS EXHIBIT B.
THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE'S SOLE RESPONSIBILITY TO TIMELY FILE THE SECTION 83(B) ELECTION IF HE CHOOSES AND THAT FAILURE TO FILE A SECTION 83(B) ELECTION WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME WHEN THE RIGHT OF REPURCHASE LAPSES.

(E) WITHHOLDING REQUIREMENTS. The Company may withhold any tax (or other governmental obligation) as a result of the grant of this award and/or the filing of a Section 83(b) election as a condition to the grant of this award, and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.

SECTION 3. SECURITIES LAW ISSUES.

(A) SECURITIES NOT REGISTERED. The Granted Shares have not been registered under the Securities Act and are being issued to the Grantee in reliance upon the exemption for grants made to executive officers of the Company under Section 4(2) of the Securities Act.

(B) GRANTEE REPRESENTATIONS. The Grantee hereby confirms that he or she has been informed that the Granted Shares are restricted securities under the Securities Act and that the Granted Shares may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. Accordingly, the Grantee hereby represents and acknowledges as follows:

                     (i) The Granted Shares are being acquired by Grantee for his own account, for investment, and not with a view to sale or distribution thereof;

                     (ii) The Grantee is familiar with the provisions of Rule 144 promulgated under the Securities Act, which exempts certain resales of securities subject, among other things, to certain volume and holding period requirements.

                     (iii) The Grantee further acknowledges that he is an "accredited investor" within the meaning of Rule 501 of the Regulation D promulgated under the Securities Act.

(C) REGISTRATION RIGHTS. The Company and the Grantee acknowledge that the Granted Shares shall be deemed "Registrable Securities" pursuant to the Registration Rights Agreement dated January 8, 2001, between the Company and the Grantee.

(D) TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Granted Shares are transferred by means of a permitted transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred Granted Shares are subject to the Right of Repurchase to the same extent such shares would be so subject if retained by the Grantee.


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(E) PERMITTED TRANSFERS. Sections 3(c), 4(a) and 5(a) shall not apply to any of the following permitted transfers: (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Grantee's spouse, children or grandchildren (or their issue) or to a trust established by the Grantee for the benefit of the Grantee or the Grantee's spouse, children or grandchildren (or their issue), provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Grantee transfers any Shares acquired under this Agreement, either under this Subsection or after the Company has failed to exercise the Right of Repurchase, then such rights shall be applicable to the Transferee to the same extent as to the Grantee.

(F) LEGENDS. All certificates evidencing Granted Shares shall bear the following legends:

           "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT COVERING SUCH SECURITIES, THE SAME IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT."

(G) REMOVAL OF LEGENDS. If, in the opinion of the Company, any legend placed on a stock certificate representing Granted Shares is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares but without such legend.

(H) ADDITIONAL RESTRICTIONS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(I) GRANTEE UNDERTAKING. The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Restricted Shares pursuant to the provisions of this Agreement.


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(J) ADMINISTRATION. Any determination by the Company in connection with any of the matters set forth in this Section 3 shall be conclusive and binding on the Grantee and all other persons.

SECTION 4. RIGHT OF REPURCHASE.

(A) RIGHT OF REPURCHASE. Unless the Granted Shares have become completely vested in accordance with the terms hereof, the Granted Shares initially shall be Restricted Shares and shall be subject to a right (but not an obligation) of repurchase by the Company. The Grantee shall not transfer, assign, encumber or otherwise dispose of any Restricted Shares, except transfers permitted under
Section 3(e) hereof. If the Grantee transfers any Restricted Shares, then this
Section 4 shall apply to the Transferee to the same extent as to the Grantee.

(B) EXERCISE NOTICE. In the event the Company wishes to exercise its Right of Repurchase, the Company shall provide the Grantee with sixty (60) days prior written notice of its intent to exercise its right. A sample Right of Repurchase Exercise Notice is attached hereto as Exhibit C. Such notice shall contain the purchase price for the Shares being repurchased which shall be One Dollar ($1) in the aggregate for all such Shares, and all other terms and conditions of the offer (including, without limitation, the proposed consummation date of the repurchase). The purchase price shall be paid in cash or by cancellation of indebtedness as the Company, in its sole discretion, shall determine.

(C) LAPSE OF REPURCHASE RIGHT. The Right of Repurchase shall lapse with respect to the one-half of the Granted Shares on January 31, 2004 and the remaining half of the Granted Shares on January 31, 2005, provided in each case the Grantee has not terminated his Service prior to such date. In addition, the Right of Repurchase shall lapse and all of the remaining Restricted Shares shall become vested if (i) the Company is subject to a Change in Control before the Grantee's Service terminates or (ii) the Grantee's Service is terminated by the Company without Cause or by the Grantee for Good Reason. In addition, upon Grantee's termination of Service by reason of his death or Disability in accordance with the Employment Agreement, the Right of Repurchase shall lapse with respect to a number of the Restricted Shares determined by multiplying (i) the number of shares as to which the Right of Repurchase would have lapsed on the next following January 31 after the date of termination of Service by (ii) a fraction the numerator of which is the number of days since the preceding January 31st or the Effective Date, whichever is later ("Beginning Date"), up to and including the date of Executive's death or Disability and the denominator of which is the number of days from the Beginning Date through January 31 next following the date of Executive's death or disability.

(D) REPURCHASE PRICE. If the Company exercises the Right of Repurchase, it shall pay the Grantee an amount for all of the Restricted Shares being repurchased equal to One Dollar ($1) in the aggregate.

(E) ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an


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ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 4 or into which such Shares thereby become convertible shall immediately be subject to this Section 4.

(F) TERMINATION OF RIGHTS AS STOCKHOLDER. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 4, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 5. MISCELLANEOUS PROVISIONS.

(A) NO RETENTION RIGHTS. Nothing in this award shall confer upon the Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause, subject however to the Employment Agreement.

(B) NOTIFICATION. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

(C) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes any other agreements which relate to the subject matter hereof.

(D) WAIVER. The failure of the Company in any instance to exercise the Right of Repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Grantee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(E) ASSIGNMENT. The Company may assign the Right of Repurchase to any person or entity selected by the Board of Directors, including, without limitation, one or more stockholders of the Company.

(F) SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee's assigns and the legal representatives, heirs and legatees of the Grantee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.


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(G) CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State.

SECTION 6. DEFINITIONS.

(A) "AGREEMENT" shall mean this Stock Award Agreement.

(B) "RESTRICTED SHARE" shall mean a Share that is subject to a Right of Repurchase.

(C) "RIGHT OF REPURCHASE" shall mean the Company's right of repurchase described in Section 4 of this Agreement.

(D) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

(E) "SERVICE" shall mean service as an employee of the Company or any of its subsidiaries. For any purpose under this Agreement, Service shall be deemed to continue while the Grantee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(F) "SHARE" shall mean one share of common stock of the Company, with a par value of $.01 per share.

(G) "TRANSFEREE" shall mean any person to whom the Grantee has directly or indirectly transferred any Granted Share.

This Agreement has been executed as of the day and year first above written.



                                        BARNEYS NEW YORK, INC.

                                        By: /s/ MARC H. PERLOWITZ
                                            ----------------------------------
                                            Name: Marc H. Perlowitz
                                            Title: Executive Vice President



                                        /s/ HOWARD SOCOL
                                        --------------------------------------
                                        HOWARD SOCOL





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
                                    EXHIBIT A

                                   STOCK POWER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto Barneys New York, Inc. (the "Company"), ________________________________________________ (_________________) shares of the common stock, par value $.01 per share, of the Company standing in his name on the books of the Company represented by Certificate No. ________________ herewith and does hereby irrevocably constitute and appoint _________________________________ his attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.


Dated:  ________________, 20____             Signature: _____________________
                                                        Howard Socol


INSTRUCTIONS:        Please do not fill in any blanks other than the signature
                     line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on your part.

                                    EXHIBIT B

                             SECTION 83(B) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)        The taxpayer who performed the services is:

           Name:   Howard Socol

           Address:
                    -----------------------------------

                    New York, New York

           Social Security Number:
                                   --------------------


(2) The property with respect to which the election is being made is _________ shares of the common stock, par value $.01 per share, of Barneys New York, Inc.

(3)        The property was issued on February 2, 2003.

(4) The taxable year in which the election is being made is the calendar year 2003.

(5) The property is subject to a right of repurchase pursuant to which the issuer has the right to acquire the property in the aggregate for $1 in the event of the taxpayer's resignation without good reason or termination for cause at any time prior to the vesting date. The issuer's repurchase right lapses in a series of installments over an approximately two-year period ending on January 31, 2005.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $___________ per share.

(7)        No amount was paid for such property.

(8) A copy of this statement was furnished to Barneys New York, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)        This statement is executed on February ___, 2003.



-------------------------------------             ------------------------------
Spouse (if any)                                   Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Notice of Stock Award. This filing should be made by registered or certified mail, return receipt requested. You should retain two (2) copies of the completed form for filing with your Federal and state tax returns for the current tax year and an additional copy for your records.

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                                    EXHIBIT C

                               RIGHT OF REPURCHASE
                                 EXERCISE NOTICE


                                     [Date]



Howard Socol
Barneys New York, Inc.
575 Fifth Avenue
New York, New York  10017

                     Re:       Exercise of Right of Repurchase

Dear Howard:

Barneys New York, Inc. (the "Company") wishes to exercise its right of repurchase pursuant to that certain Restricted Stock Award Agreement dated February 2, 2003 between the Company and you (the "Restricted Stock Award Agreement") and buy back from you all shares of common stock of the Company granted under such agreement to you and as to which such right of repurchase has not lapsed. As provided in the Restricted Stock Award Agreement, the Company shall pay you ONE DOLLAR ($1.00) in the aggregate for all shares being repurchased hereunder.

Shares shall be repurchased on [insert date]. The Company shall pay the repurchase price to you by delivery of payment in cash or by check on or within two (2) days following such date. Once the payment is made available to you, you shall no longer be considered a stockholder with respect to those shares.

Should you have any additional questions, please contact [insert contact person and contact information].


                                                  Very truly yours,